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                                                                  Exhibit (i)(2)

             LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                October 31, 2008


Van Kampen Equity Trust II
522 Fifth Avenue
New York, New York 10036



          Re:  Post-Effective Amendment No. 25 to the
               Registration Statement on Form N-1A
               for the Van Kampen Equity Trust II
               (the "Registration Statement")
               (File Nos. 033-75493 and 811-9279)

                  We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                  Very truly yours,

                                                  /s/ SKADDEN, ARPS, SLATE,
                                                      MEAGHER & FLOM LLP